Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER OF CYTOMEDIX, INC.
PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350 and in connection with the annual report of Cytomedix, Inc. (the “Company”) for the fiscal year ended December 31, 2005, I, Kshitij Mohan, Chief Executive Officer of the Company, hereby certify that to the best of my knowledge and belief:

1.	The Company's 10-KSB for the fiscal year ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Company's 10-KSB for the fiscal year ended December 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

Date: March 23, 2006	By:	/s/ Kshitij Mohan
Kshitij Mohan

A signed original of this written statement has been provided to Cytomedix, Inc. and will be retained by Cytomedix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.